Exhibit 10.5
Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

PATENT AND TECHNOLOGY LICENSE AGREEMENT
This fifty-two (52) page AGREEMENT ("AGREEMENT") is made on this 24th day of August, 2004, by and between THE BOARD OF REGENTS ("BOARD") of THE UNIVERSITY OF TEXAS SYSTEM ("SYSTEM"), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER ("UTMDACC"), a component institution of SYSTEM, The Texas A&M University System (“A&M”), an agency of the State of Texas located at College Station, Texas 77843, and Ziopharm Inc., a Delaware corporation having a principal place of business located at 787 Seventh Avenue, 48th Floor, New York, NY 10019 ("LICENSEE").
TABLE OF CONTENTS
RECITALS	Page 2
I. EFFECTIVE DATE	Page 2
II. DEFINITIONS	Page 2
III. LICENSE	Page 6
IV. CONSIDERATION, PAYMENTS AND REPORTS	Page 8
V. SPONSORED RESEARCH	Page 16
VI. PATENTS AND INVENTIONS	Page 17
VII. INFRINGEMENT BY THIRD PARTIES	Page 19
VIII. PATENT MARKING	Page 20
IX. INDEMNIFICATION AND INSURANCE	Page 20
X. USE OF BOARD AND UTMDACC'S NAME	Page 22
XI. CONFIDENTIAL INFORMATION AND PUBLICATION	Page 23
XII. ASSIGNMENT	Page 24
XIII. TERM AND TERMINATION	Page 24
XIV. DUE DILIGENCE	Page 26
XV. WARRANTY: SUPERIOR RIGHTS	Page 27
XVI. GENERAL	Page 29

SIGNATURES	Page 32
EXHIBIT I—PATENT RIGHTS	Page 33
EXHIBIT II—IMPROVEMENTS AND NEW INVENTIONS FROM SPONSORED RESEARCH	Page 34
EXHIBIT III—STOCK PURCHASE AGREEMENT	Page 35
EXHIBIT IV—PREVIOUS AGREEMENTS	Page 42
EXHIBIT V—OPTION	Page 43

RECITALS
A.	BOARD and A&M own certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER developed at UTMDACC and A&M.
B.
BOARD, through UTMDACC, and A&M desire to have the LICENSED SUBJECT MATTER developed in the LICENSED FIELD and used for the benefit of LICENSEE, BOARD, SYSTEM, UTMDACC, A&M, the inventor(s), and the public.

C.	UTMDACC, through an executed Commercialization Agreement (as amended) with A&M has the authority to negotiate the license contemplated hereby.
D.	LICENSEE wishes to obtain a license from BOARD and A&M to practice LICENSED SUBJECT MATTER.
NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

I.    EFFECTIVE DATE
1.1	This AGREEMENT is effective as of the date written above ("EFFECTIVE DATE").

II.    DEFINITIONS
As used in this AGREEMENT, the following terms have the meanings indicated:

2.1
AFFILIATE means any business entity more than fifty percent (50%) owned by LICENSEE, any business entity which owns more than fifty percent (50%) of LICENSEE, or any business entity that is more than fifty percent (50%) owned by a business entity that owns more than fifty percent (50%) of LICENSEE.

2.2	FDA means United States Food and Drug Administration.
2.3
IMPROVEMENTS means Board’s and A&M’s rights to any inventions (whether patentable or not), information and data, or subsequent reductions to practice of the PATENT RIGHTS listed in Exhibit I that (1) the manufacture, use or sale of which would infringe an issued or pending claim within PATENT RIGHTS listed on Exhibit I; (2) are conceived or reduced to practice as of the EFFECTIVE DATE, or after the EFFECTIVE DATE and before the fifth anniversary thereof, by any of the inventors listed in Exhibit I while such inventors are employed at UTMDACC or A&M, or those working under their direction while employed at UTMDACC or A&M; (3) are not obligated to a third party by a written agreement in effect prior to the EFFECTIVE DATE, and which are set forth on the attached Exhibit IV; and (4) are known to UTMDACC’s or A&M’s respective technology transfer offices, any of which shall be added to Exhibit II and made a part hereof.

2.4	IND means Investigational New Drug Application as defined by the rules and regulations of the FDA.
2.5	LICENSED FIELD means all human and animal uses.
2.6	LICENSED PRODUCTS means any product or service that is covered in whole or in part by a VALID CLAIM contained in the PATENT RIGHTS in the country in which the product is made, used, leased or sold.

2.7	LICENSED SUBJECT MATTER means PATENT RIGHTS, IMPROVEMENTS and TECHNOLOGY RIGHTS within LICENSED FIELD.
2.8	LICENSED TERRITORY means worldwide.
2.9	LICENSOR means collectively, the BOARD, UTMDACC, and A&M.
2.10	MAJOR MARKET COUNTRY means the United States of America, Japan, Canada and the European Union.
2.11	NDA means New Drug Application as defined by the rules and regulations of the FDA.
2.12
NET SALES means the gross revenues received by LICENSEE or a sublicensee, as appropriate, from a SALE less sales discounts actually granted, sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation actually prepaid or allowed, and amounts actually allowed or credited due to returns (not exceeding the original billing or invoice amount), all as recorded by LICENSEE or sublicensee, as appropriate, in their official books and records in accordance with generally accepted accounting practices and consistent with LICENSEE’s or sublicensee’s, as appropriate, published financial statements and/or regulatory filings with the United States Securities and Exchange Commission.

2.13
PATENT RIGHTS means BOARD's and A&M’s rights in information or discoveries described in invention disclosures on Exhibit I or in the subsequent reductions to practice of such information or discoveries (so long as such subsequent reductions to practice are not obligated to a third party), or claimed in any patents, and/or patent applications, whether domestic or foreign, based on such invention disclosures and such reductions to practice (that are not obligated to a third party) and all domestic and foreign divisionals, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, including any foreign counterparts thereto and any letters patent that issue thereon, including but not limited to: (a) Provisional Application entitled, “Compounds and Methods for the Treatment of Cancer” filed July 16, 2004; (b) U.S. Application Serial Number 60/346,492 filed January 7, 2002; (c) WO 2003/057012 filed January 7, 2003; (d) U.S. Application Serial Number 10/337,969 filed January 7, 2003; and (e) national stage filings for MDA01-063 in Europe, Japan, Canada and Australia.

2.14
PHASE 1 means a human clinical trial, the principal purpose of which is to determine toxicity, absorption, metabolism and/or safe dosage range in patients with the disease target being studied as required in 21 C.F.R. §312 or a similar regulatory requirement in any MAJOR MARKET COUNTRY.

2.15
PHASE 2 means a controlled clinical study conducted to obtain preliminary data on effectiveness of an investigational new drug for a particular indication, as required in 21 C.F.R. §312 or a similar regulatory requirement in any MAJOR MARKET COUNTRY.

2.16
PHASE 3 means a human clinical trial, the principal purpose of which is to establish safety and efficacy in patients with the disease target being studied as required in 21 C.F.R. §312 or a similar regulatory requirement in any MAJOR MARKET COUNTRY. A PHASE 3 study shall also include a PIVOTAL STUDY.

2.17
PIVOTAL STUDY means human clinical trial intended to provide the substantial evidence of efficacy necessary to support the filing of an approvable NDA whether or not such study is a traditional PHASE 3 study (e.g., a combined PHASE 2/PHASE 3 study, or any PHASE 2 study in lieu of a PHASE 3 study) or a similar trial conducted in any MAJOR MARKET COUNTRY leading to an approval in any such MAJOR MARKET COUNTRY.

2.18
SALE or SOLD means the transfer or disposition of a LICENSED PRODUCT or product for which royalties are due under Section 4.1(c) (“Section 4.1(c) Product”) , or sold for value to a party other than LICENSEE or AFFILIATE.

2.19
TECHNOLOGY RIGHTS means BOARD's and A&M’s rights in any technical information, know-how, processes, procedures, compositions, devices, methods, formulae, protocols, techniques, software, designs, drawings or data created by the inventor(s) listed in Exhibit I while employed at UTMDACC or A&M, respectively, or by individuals working under the direction of such inventors at UTMDACC or A&M, which are not claimed in PATENT RIGHTS but that are necessary for practicing PATENT RIGHTS.

2.20
VALID CLAIM means, an issued claim of any unexpired patent or claim of any pending patent application included among the PATENT RIGHTS, which patent has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding or abandoned.

III. LICENSE GRANT
3.1
BOARD, through UTMDACC, and A&M hereby grant to LICENSEE, and LICENSEE hereby accepts, a royalty-bearing, exclusive license under LICENSED SUBJECT MATTER to make, have made, manufacture, have manufactured, use, import, offer to sell, sell and/or have sold products within LICENSED TERRITORY for use within LICENSED FIELD. This grant is subject to Sections 15.2 and 15.3 herein below, the payment by LICENSEE to UTMDACC of all consideration as provided herein, and is further subject to the following rights retained by BOARD, UTMDACC and A&M to:

(a)	publish the general scientific findings from research related to LICENSED SUBJECT MATTER, subject to the terms of Article XI-Confidential Information and Publication; and
(b)	use LICENSED SUBJECT MATTER solely for its own internal, non-commercial research, teaching, and other educationally-related purposes; and
(c)
request that the LICENSEE transfer LICENSED SUBJECT MATTER to academic or research institutions for non-commercial research use or for purposes of collaboration upon terms reasonably acceptable to the LICENSEE and such third party; provided, however, that LICENSEE will not unreasonably withhold consent to UTMDACC and A&M’s use of the LICENSED SUBJECT MATTER in collaborations between UTMDACC, A&M, and/or the National Cancer Institute (NCI).

3.2
LICENSEE may extend the license granted herein to any AFFILIATE provided that the AFFILIATE consents in writing to be bound by this AGREEMENT to the same extent as LICENSEE. LICENSEE agrees to deliver such contract to UTMDACC within 30 calendar days following execution thereof.

3.3
LICENSEE may grant sublicenses under LICENSED SUBJECT MATTER consistent with the terms of this AGREEMENT, provided that LICENSEE is responsible for its sublicensees relevant to this AGREEMENT, and for diligently collecting all amounts due LICENSEE from sublicensees. If a sublicensee pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, LICENSEE, to the extent allowed under applicable law and in a timely manner, agrees to use all commercially reasonable efforts to collect all consideration owed to LICENSEE and to have the sublicense agreement confirmed or rejected by a court of proper jurisdiction.

3.4
LICENSEE shall deliver to UTMDACC a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within 30 calendar days after execution, modification, or termination.

3.5
If this AGREEMENT is terminated pursuant to Article XIII-Term and Termination, BOARD, UTMDACC and A&M agree to accept as successors to LICENSEE, existing sublicensees in good standing at the date of termination provided that each such sublicensee consents in writing to be bound by all of the terms and conditions of this AGREEMENT.

3.6	UTMDACC and A&M shall promptly disclose any IMPROVEMENTS to LICENSEE, which IMPROVEMENTS will be added to Exhibit II, considered as PATENT RIGHTS hereunder and made a part hereof.

IV. CONSIDERATION, PAYMENTS AND REPORTS
4.1	In consideration for the rights granted to the LICENSEE hereunder, the LICENSEE agrees to make the following payments or issue the following shares and options:
(a)
As partial consideration for the rights granted by the LICENSORS to LICENSEE under this AGREEMENT, LICENSEE will issue to the LICENSORS the following securities, which will be allocated among the LICENSORS as they shall direct LICENSEE in writing:

(i)
Five Hundred Thousand (500,000) shares (the “SHARES”) of LICENSEE’s common stock, par value of $0.001 per share (the “COMMON STOCK”); LICENSEE represents and warrants to LICENSORS that the SHARES equal ten percent (10%) of the outstanding shares of COMMON STOCK of the LICENSEE as of the EFFECTIVE DATE; LICENSEE will issue the SHARES within 30 days of the EFFECTIVE DATE pursuant to the Stock Purchase Agreement attached hereto as Exhibit III; and

(ii)
Stock options (the “OPTIONS”) to purchase One Hundred Thousand (100,000) shares of COMMON STOCK at an exercise price (the “EXERCISE PRICE”) equal to $0.001 per share; the OPTIONS will expire on the fifteenth anniversary hereof. LICENSEE represents and warrants to the LICENSORS that the shares subject to the OPTIONS equal two percent (2%) of outstanding COMMON STOCK of LICENSEE as of the EFFECTIVE DATE. The OPTIONS will vest and become exercisable according to the following schedule: (A) fifty percent (50%) upon completion of the dosing of the last patient for both the blood and solid tumor PHASE 1 trials for the first LICENSED PRODUCT; (B) twenty-five percent (25%) upon enrollment of the first patient in a multi-center PIVOTAL STUDY for a LICENSED PRODUCT; and (C) twenty-five percent (25%) upon the filing of an IND on any LICENSED PRODUCT that is covered by the PATENT RIGHTS entitled “Arsenic-Lipid Derivatives as a Treatment for Cancer” (MDA04-076). The OPTIONS shall be in the form attached hereto as Exhibit V; and

(b)
The LICENSEE agrees to pay UTMDACC non-refundable quarterly royalties in an amount equal to [***] percent ([***]%) of NET SALES by the LICENSEE of a LICENSED PRODUCT, and either (i) [***] percent ([***]%) of NET SALES by any sublicensee of a LICENSED PRODUCT, or (ii) in the event of a sublicense prior to a PIVOTAL TRIAL, [***]% of any royalties received by LICENSEE from such sublicensee; and

(c)
In a country in which no patent application included in PATENT RIGHTS is filed (but there is a product or service manufactured, used or sold in such country that if manufactured, used or sold in any MAJOR MARKET COUNTRY would be covered by a VALID CLAIM within PATENT RIGHTS in such country) and/or in which no patent included in PATENT RIGHTS has issued that would provide the LICENSEE with protection from competition, LICENSEE agrees to pay UTMDACC non-refundable royalties equal to [***] percent ([***]%) of NET SALES by LICENSEE or any sublicensee in such country; and

(d)
LICENSEE shall reimburse UTMDACC for all documented out-of-pocket expenses incurred by UTMDACC and A&M in filing, prosecuting, enforcing and maintaining PATENT RIGHTS prior to the date on which LICENSEE assumes control of the prosecution of the PATENT RIGHTS, such amount not to exceed $[***] (the “PATENT EXPENSES”). UTMDACC will invoice LICENSEE within 30 calendar days of the EFFECTIVE DATE for the PATENT EXPENSES. The invoiced amounts will be due and payable by LICENSEE within 30 calendar days of invoice; and

(e)
LICENSEE shall pay UTMDACC a nonrefundable license fee in the amount of $125,000. This fee will not reduce the amount of any other payment provided for in this ARTICLE IV, and is due and payable within 30 calendar days after the LICENSEE has received an invoice for the amount from UTMDACC; and

(f)
LICENSEE shall pay UTMDACC the following milestone fees, which shall be due and payable within 30 calendar days of such milestone event, whether such milestone event is achieved by the LICENSEE, its AFFILIATE or sublicensee:

(i)	$100,000 upon the dosing of the first patient in the first company sponsored PHASE 1 clinical trial of the first LICENSED PRODUCT;
(ii)	$[***] upon [***] of the first LICENSED PRODUCT;
(iii)	$[***] upon [***] of the first LICENSED PRODUCT;
(iv)	$[***] [***] for a LICENSED PRODUCT; and
(v)	$[***] [***] of the first LICENSED PRODUCT in a MAJOR MARKET COUNTRY.
(g)    In the event that the LICENSEE sublicenses its rights in any jurisdiction prior to the commencement of a PIVOTAL STUDY, then the LICENSEE shall pay UTMDACC the [***] percent ([***]%) of all consideration received from such sublicense other than (i) payments received by LICENSEE from a sublicense as a result of the purchase or sale of debt or equity securities of LICENSEE by such sublicense, and (ii) payments for research and development of the LICENSED PRODUCTS; and (iii) royalties received from such sublicensee for the sale of LICENSED PRODUCTS (as this is addressed previously in this Section); provided, however, that any such sublicense payments shall be fully creditable against the milestone payments described in section 4.1(f). For purposes of clarity, UTMDACC shall be entitled to the receive the greater of (1) the amounts owed to UTMDACC as a result of a sublicense prior to a PIVOTAL TRIAL pursuant to this Section 4.1(g) and (2) the milestone payments owed to UTMDACC pursuant to Section 4.1(f).

4.2	Notwithstanding the consideration due LICENSORS in Section 4.1:
(a)
No multiple royalties shall be payable because the use, lease or sale of any LICENSED PRODUCT or Section 4.1(c) Product is, or shall be, covered by more than one valid and unexpired claim contained in the PATENT RIGHTS; and

(b)
In the event that a LICENSED PRODUCT or Section 4.1(c) Product is sold in the form of a combination product containing one or more products or technologies which are themselves not a LICENSED PRODUCT, the NET SALES for such combination product shall be calculated by multiplying the sales price of such combination product by the fraction A/(A+B) where A is the invoice price of the LICENSED PRODUCT (or if sold to an AFFILIATE, A shall be the fair market value of the LICENSED PRODUCT), and B is the total invoice price of the other products or technologies (or if sold to an AFFILIATE, B shall be the fair market value of the LICENSED PRODUCT). In the case of a combination product which includes one or more LICENSED PRODUCTS, the NET SALES for such combination product upon which the royalty due to UTMDACC is based shall not be less than the normal aggregate NET SALES for such LICENSED PRODUCT; and

(c)
To the extent that the LICENSEE or any sublicensee is required, by order or judgment of any court to obtain in any jurisdiction any license from a third party in order to practice the rights granted to the LICENSEE by the LICENSORS hereunder under issued patents in such jurisdiction, then up to [***] percent ([***]%) of the royalties payable to such third party may be deducted from royalties otherwise payable to UTMDACC from the LICENSEE or sublicensee in that jurisdiction, provided that in no event shall the royalties payable to UTMDACC pursuant to Section 4.1 in any quarterly period in such jurisdiction be reduced by more than [***] percent ([***]%) as a result of any such deduction; and

(d)
LICENSEE’s royalty obligations under Section 4.1(b) shall terminate, on a country-by-country basis, with respect to each LICENSED PRODUCT upon the expiration date in such country of the last to expire of any patent included in the PATENT RIGHTS covering the sale of such LICENSED PRODUCT in such country; and

(e)	LICENSEE’s royalty obligations under Section 4.1(c) shall terminate, on a country-by-country basis ten years after commercialization of Section 4.1(c) Product in such country.
4.3
Unless otherwise provided, all payments pursuant to Section 4.1 shall be payable within 30 calendar days after March 31, June 30, September 30 and December 31 of each year during the term of this AGREEMENT, at which time LICENSEE will also deliver to UTMDACC a true and accurate report, giving such particulars of the business conducted by LICENSEE and its sublicensees, if any exist, during the preceding three calendar months under this AGREEMENT as necessary for UTMDACC to account for LICENSEE's payments hereunder. This report will include pertinent data, including, but not limited to:

(a)    accounting methodologies used to account for and calculate the items included in the report and any differences in such accounting methodologies used by LICENSEE since the previous report; and
(b)    a list of LICENSED PRODUCTS and Section 4.1(c) Products produced for the preceding six calendar months categorized by the technology it relates to under PATENT RIGHTS; and
(c)    total quantities of LICENSED PRODUCTS and Section 4.1(c) Products produced by the category listed in Section 4.2(b); and
(d)    total SALES by the category listed in Section 4.2(b); and
(e)    the calculation of NET SALES by the category listed in Section 4.2(b); and
(f)	the royalties so computed and due UTMDACC by the category listed in Section 4.2(b); and
(g)	all consideration received from each sublicensee or assignee related to this license and payments due UTMDACC; and
(h)    all other amounts due UTMDACC herein.
Simultaneously with the delivery of each such report, LICENSEE agrees to pay UTMDACC the amount due, if any, for the period of such report. This report shall be regardless of whether any payments are due.
4.4
During the term of this AGREEMENT and for one year thereafter, LICENSEE agrees to keep complete and accurate records of its and its sublicensees' SALES and NET SALES in sufficient detail to enable the royalties and other payments due hereunder to be determined. LICENSEE agrees to permit UTMDACC or its representatives, at UTMDACC's expense, to periodically examine LICENSEE’s books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this AGREEMENT. If any amounts due UTMDACC are determined to have been underpaid in an amount equal to or greater than [***] percent ([***]%) of the total amount due during the period so examined, then LICENSEE will pay the cost of the examination plus accrued interest at the highest allowable rate.

4.5	Within 30 calendar days following each anniversary of the EFFECTIVE DATE, LICENSEE will deliver to UTMDACC a written progress report as to LICENSEE's (and any sublicensee’s) efforts and accomplishments during the preceding year in diligently commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and LICENSEE's (and sublicensees') commercialization plans for the upcoming year. Any such reports provided pursuant to this Section 4.5 shall be treated as Confidential Information pursuant to Article XI.
4.6
All amounts payable hereunder by LICENSEE will be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks are to be made payable to The University of Texas M. D. Anderson Cancer Center, and sent by United States mail to Box 297402, Houston, Texas 77297, Attention: Manager, Sponsored Programs or by wire transfer to:

BANK ONE TEXAS
910 TRAVIS

HOUSTON, TEXAS 77002
SWIFT: [***]
ABA ROUTING NO:  [***]
ACCOUNT NAME: UNIV. OF TEXAS M. D. ANDERSON CANCER CENTER
ACCOUNT NO:       [***]
REFERENCE:    include title and EFFECTIVE DATE of AGREEMENT and type of payment (e.g., license documentation fee, milestone payment, royalty [including applicable patent/application identified by UTMDACC reference number and patent number or application serial number], or maintenance fee, etc.).

V. SPONSORED RESEARCH
5.1
Within 60 days of the EFFECTIVE DATE, the parties shall enter into a sponsored research agreement related to the LICENSED SUBJECT MATTER for $100,000 annually with UTMDACC to support work with Dr. Verstovsek and a separate sponsored research agreement for $100,000 annually with A&M to support work with Dr. Zingaro. LICENSEE shall maintain such sponsored research agreements for at least a period of two years. For clarity, the total amount of each sponsored research agreement for the two year period will be $200,000.

5.2
If LICENSEE desires to sponsor additional research for or related to the LICENSED SUBJECT MATTER, and particularly where LICENSEE receives payments for sponsored research pursuant to a sublicense under this AGREEMENT, LICENSEE (a) will notify UTMDACC and A&M in writing of all opportunities to conduct this sponsored research (including clinical trials, if applicable), (b) solicit research and/or clinical proposals from UTMDACC and A&M for this purpose, and (c) will give good faith consideration to funding the proposals at UTMDACC and/or A&M.

5.3
LICENSOR agrees that any and all intellectual property or know-how that arises out of the sponsored research as described in Section 5.1 shall be added to Exhibit II, considered as PATENT RIGHTS hereunder and be made a part of this AGREEMENT.

VI. PATENTS AND INVENTIONS
6.1
Following the EFFECTIVE DATE, LICENSEE shall be responsible for preparing, filing, prosecuting and maintaining the patent applications and patents included within the PATENT RIGHTS and for paying all associated costs using patent counsel reasonably acceptable to UTMDACC, which shall initially be Ropes & Gray. LICENSEE will directly notify and provide copies to UTMDACC and their selected outside patent counsel, at no cost to LICENSEE, of any official communications from United States and foreign patent offices relating to said prosecution within 30 days of receipt as well as copies of communications to the various patent offices so that UTMDACC may be informed and apprised of the continuing prosecution of the patent applications and patents included within the PATENT RIGHTS. LICENSEE shall give UTMDACC at least 10 business days to review and comment on any communications to the various patent offices. Additionally, LICENSEE shall direct their counsel to consult with UTMDACC’s outside patent counsel on patent strategy related to the PATENT RIGHTS.

6.2
LICENSEE shall keep UTMDACC informed as to their plans to file and UTMDACC will have reasonable opportunities to participate in decision making on decisions affecting filing, prosecution and maintenance of the patent applications and patents included within the PATENT RIGHTS, including, without limitation reasonable opportunity to review the abandonment of any patent applications and patents or change of inventors on patent applications and patents included within the PATENT RIGHTS, and LICENSEE will use reasonable efforts to incorporate UTMDACC’s reasonable suggestions regarding said prosecution. Additionally, LICENSEE will use reasonable efforts to amend any patent application to include claims reasonably requested by UTMDACC to protect LICENSED SUBJECT MATTER. No case will be abandoned without giving UTMDACC at least 30 days notice and opportunity to pursue the application. If LICENSEE notifies UTMDACC that it does not intend to file in any national jurisdiction, pay the cost of any application or of LICENSEE’s plans to abandon an application or patent within PATENT RIGHTS, then UTMDACC and/or A&M may file or pursue such application in that national jurisdiction, if applicable, at its own expense and LICENSEE will have no further rights to such application or patent.

6.3
If UTMDACC reasonably demonstrates that it is not being adequately informed or apprised of the continuing prosecution of patent applications and patents included within the PATENT RIGHTS or that it is not being provided with reasonable opportunities to participate in decision making as indicated in the above paragraph, UTMDACC shall be entitled to engage, at LICENSEE’s reasonable expense, independent patent counsel to review and evaluate patent prosecution and filing of patents and patent applications included in PATENT RIGHTS. Henceforth UTMDACC and LICENSEE shall share responsibility for patent prosecution, with LICENSEE reimbursing UTMDACC in full for any reasonable patent expenses incurred by UTMDACC.

6.4
The Parties agree that they share a common legal interest to get valid enforceable patents and that UTMDACC, A&M and LICENSEE will keep all privileged information received pursuant to this Article VI confidential.

VII. INFRINGEMENT BY THIRD PARTIES
7.1
If either LICENSEE or UTMDACC or A&M becomes aware of a product made, used or sold in the LICENSED TERRITORY, which it believes infringes an issued VALID CLAIM, the Party obtaining such knowledge shall promptly advise the other Parties of all relevant facts and circumstances pertaining to the potential infringement. LICENSEE shall have the first right to enforce any patent rights against such infringement, at its own expense. The LICENSORS shall cooperate with LICENSEE in such effort, at LICENSEE's expense, including being joined as a party to such action, if necessary. After reimbursement of LICENSEE’s reasonable legal costs and expenses related to such recovery, LICENSEE agrees to pay UTMDACC [***] percent ([***]%) of any award for punitive damages and: (a) [***] percent ([***]%) of any monetary recovery that is for sales of LICENSED PRODUCTS lost due to the infringement; or (b) [***] percent ([***]%) of reasonable royalties awarded in any recovery in which the award is for reasonable royalties.

7.2
If LICENSEE fails, within six (6) months after receiving notice from UTMDACC and/or A&M of a potential infringement, or providing UTMDACC and A&M with notice of such infringement, to either (a) terminate such infringement or (b) institute an action to prevent continuation thereof and, thereafter to prosecute such action diligently, or if LICENSEE notifies UTMDACC and A&M that it does not plan to terminate the infringement or institute such action, then UTMDACC and A&M shall have the right to do so at its own expense; provided however, that UTMDACC and A&M first consult with LICENSEE and gives due consideration to LICENSEE’s reasons for not instituting actions to terminate or otherwise prevent continuation of such infringement. If UTMDACC and/or A&M decide to pursue such infringement, LICENSEE shall cooperate with UTMDACC and/or A&M in such effort including being joined as a party to such action if necessary. UTMDACC and/or A&M shall be entitled to retain all damages or costs awarded in such action.

VIII. PATENT MARKING
8.1
LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), documentation therefor, and when possible for actual LICENSED PRODUCT(S) SOLD by LICENSEE, AFFILIATES, and/or sublicensees of LICENSEE will be permanently and legibly marked with the number of any applicable patent(s) licensed hereunder in accordance with each country's patent laws, including Title 35, United States Code.

IX. INDEMNIFICATION AND INSURANCE
9.1	LICENSEE agrees to hold harmless and indemnify BOARD, SYSTEM, UTMDACC, A&M, their Regents, officers, employees, students and agents from and against any third-party claims, demands, or causes of action whatsoever, costs of suit and reasonable attorney’s fees, including without limitation, those costs arising on account of any injury or death of persons or damage to property (“CLAIMS”) caused by, or arising out of, or resulting from, the exercise or practice of the rights granted hereunder by LICENSEE, its officers, its AFFILIATES or their officers, employees, agents or representatives, other than with respect to CLAIMS arising out of or resulting from the willful misconduct or gross negligence of a LICENSOR.

9.2
In no event shall BOARD, SYSTEM, UTMDACC or A&M be liable for any indirect, special, consequential or punitive damages (including, without limitation, damages for loss of profits or expected savings or other economic losses, or for injury to persons or property) arising out of, or in connection with, this AGREEMENT or its subject matter, regardless of whether BOARD, SYSTEM, UTMDACC or A&M knows or should know of the possibility of such damages.

9.3	Beginning at the time when any LICENSED SUBJECT MATTER is being distributed or sold (including for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate, and LICENSEE shall use reasonable efforts to have the BOARD, SYSTEM, UTMDACC, A&M, their Regents, officers, and employees named as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage; (ii) broad form contractual liability coverage for LICENSEE's indemnification under this AGREEMENT; and (iii) coverage for litigation costs. The minimum amounts of insurance coverage required herein shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under this AGREEMENT.
9.4
LICENSEE shall provide UTMDACC and A&M with written evidence of such insurance within 30 days of its procurement. Additionally, LICENSEE shall provide UTMDACC and A&M with written notice of at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance.

9.5	LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this AGREEMENT during: (i) the period that any LICENSED SUBJECT MATTER developed pursuant to this AGREEMENT is being commercially distributed or sold by LICENSEE or by a sublicensee or agent of LICENSEE; and (ii) the five (5) year period immediately after such period.

X. USE OF BOARD AND UTMDACC’S NAME
10.1
LICENSEE will not use the name of (or the name of any employee of) UTMDACC, SYSTEM, BOARD or A&M in any advertising, promotional or sales literature, on its Web site, without the advance express written consent of the following:

In the case of UTMDACC:

M. D. Anderson Services Corporation
7505 S. Main, Suite 500, Unit 0525
Houston, TX 77030
ATTENTION: Natalie Wright
Email: nwright@mdanderson.org

In the case of A&M:

Executive Director
Technology License Office
The Texas A&M University System
3369 TAMU
College Station, Texas 77843-3369

Notwithstanding the above, LICENSEE may use the name of (or name of employee of) UTMDACC, SYSTEM, BOARD or A&M in routine business correspondence, or as may be required by law, rule or regulation in connection with any financing without express written consent.

XI. CONFIDENTIAL INFORMATION AND PUBLICATION
11.1
UTMDACC, A&M and LICENSEE each agree that all information related to this AGREEMENT and contained in documents marked "confidential" and forwarded to one by the other (i) are to be received in strict confidence, (ii) are to be used only for the purposes of this AGREEMENT, which may include disclosure of certain confidential information to the FDA and foreign regulatory agencies and which disclosures shall be expressly permitted hereunder and (iii) are not to be disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent written proof that such information:

(a)	was in the public domain at the time of disclosure; or
(b)	later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns; or
(c)	was lawfully disclosed to the recipient party by a third party having the right to disclose it and not under an obligation of confidence to the disclosing party; or
(d)	was already known by the recipient party at the time of disclosure; or
(e)	was independently developed by the recipient without use of the other party’s confidential information; or
(f)	is required by law or regulation to be disclosed.
11.2
Each party’s obligation of confidence hereunder will be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information, but always at least a reasonable degree of care. This obligation will exist while this AGREEMENT is in force and for a period of three (3) years thereafter.

11.3
UTMDACC and A&M reserve the right to publish the general scientific findings from research related to LICENSED SUBJECT MATTER, with due regard to the protection of LICENSEE’s confidential information. UTMDACC and A&M will submit the manuscript of any proposed publication to LICENSEE at least 30 calendar days before publication, and LICENSEE shall have the right to review and comment upon the publication in order to protect LICENSEE’s confidential information and to protect any potential inventions set forth therein. Upon LICENSEE’s request, publication may be delayed up to 60 additional calendar days to enable LICENSEE to secure adequate intellectual property protection on inventions of UTMDACC and/or A&M that may be set forth in the publication and to which LICENSEE has rights under this AGREEMENT.

XII. ASSIGNMENT
12.1
Except in connection with a merger, acquisition, sale or transfer of all or substantially all of LICENSEE's assets to a third party or an AFFILIATE, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of UTMDACC and A&M, which will not be unreasonably withheld.

XIII. TERM AND TERMINATION
13.1	Subject to Sections 13.2 and 13.3 hereinbelow, the term of this AGREEMENT is from the EFFECTIVE DATE until the expiration of the last VALID CLAIM contained in the PATENT RIGHTS.

13.2	Subject to any rights herein which survive termination, this AGREEMENT will earlier terminate in its entirety:
(a)
automatically, if LICENSEE becomes bankrupt or insolvent and/or if the business of LICENSEE shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise; or

(b)
upon 30 calendar days written notice from UTMDACC, if LICENSEE breaches or defaults on the payment or report obligations of ARTICLE IV, or use of name obligations of ARTICLE X unless, before the end of the such 30-calendar day notice period, LICENSEE has cured the default or breach to UTMDACC’s satisfaction, and so notifies UTMDACC, stating the manner of the cure; or

(c)
upon 90 calendar days written notice from UTMDACC if LICENSEE breaches or defaults on any other material obligation under this AGREEMENT, unless, before the end of the such 90 calendar-day notice period, LICENSEE has cured the default or breach to UTMDACC’s satisfaction and so notifies UTMDACC, stating the manner of the cure; or

(d)	at any time by mutual written agreement between LICENSEE, UTMDACC and A&M, subject to any terms herein which survive termination; or
(e)	at any time upon 90 days written notice from the LICENSEE to UTMDACC and A&M; or
(f)	if LICENSEE has defaulted or been late on its payment obligations pursuant to the terms of this AGREEMENT on any three occasions in a 12 month period.
13.3   Upon termination of this AGREEMENT:

(a)	nothing herein will be construed to release either party of any obligation maturing prior to the effective date of the termination; and
(b)	LICENSEE covenants and agrees to be bound by the provisions of Articles IX (Indemnification and Insurance), X (Use of Board and UTMDACC’s Name), and XI (Confidential Information and Publication); and
(c)
LICENSEE may, after the effective date of the termination, sell all LICENSED PRODUCTS and parts therefor that it has on hand at the date of termination, if, to the extent covered by an issued VALID CLAIM, LICENSEE pays the earned royalty thereon and any other amounts due pursuant to Article IV of this AGREEMENT as a result of such SALES; and

(d)
LICENSEE shall grant to BOARD and UTMDACC an option to negotiate a nonexclusive, royalty bearing license with the right to sublicense others with respect to improvements made by LICENSEE in the LICENSED SUBJECT MATTER; and

(e)	Subject to Section 13.4(c), LICENSEE agrees to cease and desist any use and all SALE of the LICENSED SUBJECT MATTER and LICENSED PRODUCTS to the extent covered by an issued VALID CLAIM.

XIV.  DUE DILIGENCE
14.1
LICENSEE shall use all commercially reasonable efforts to bring LICENSED PRODUCTS to market in the MAJOR MARKET COUNTRIES through a thorough, vigorous and diligent program for exploitation of the LICENSED SUBJECT MATTER, including without limitation conducting pre-clinical and clinical, and shall continue active, diligent marketing efforts for LICENSED PRODUCTS throughout the life of this AGREEMENT.

XV. WARRANTY: SUPERIOR-RIGHTS
15.1
Except for the rights, if any, of the Government of the United States of America as set forth below, BOARD and A&M represent and warrant their belief that (a) they are the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, (b) they have the sole right to grant licenses thereunder, and (c) they have not knowingly granted a license thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

15.2
LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government's rights under any such agreement and any applicable law or regulation, including P.L. 96-517 as amended by P.L. 98-620. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such Government agreement, applicable law or regulation shall prevail.

15.3
As of the EFFECTIVE DATE, to the knowledge and belief of UTMDACC’s and A&M’s respective offices of technology transfer, there is no claim, pending or threatened, of infringement, interference or invalidity regarding, any part or all of the PATENT RIGHTS and their use as contemplated in the underlying patent applications as presently drafted.

15.4
LICENSEE UNDERSTANDS AND AGREES THAT BOARD, UTMDACC AND A&M, BY THIS AGREEMENT, MAKE NO REPRESENTATIONS AND MAKE NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AS TO THE OPERABILITY OR FITNESS FOR ANY USE, SAFETY, EFFICACY, APPROVABILITY BY REGULATORY AUTHORITIES, TIME AND COST OF DEVELOPMENT, PATENTABILITY, AND/OR BREADTH OF THE LICENSED SUBJECT MATTER. BOARD, UTMDACC AND A&M, BY THIS AGREEMENT, ALSO MAKE NO REPRESENTATION AS TO WHETHER ANY PATENT COVERED BY PATENT RIGHTS IS VALID OR AS TO WHETHER THERE ARE ANY PATENTS NOW HELD, OR WHICH WILL BE HELD, BY OTHERS OR BY BOARD OR A&M DIRECTED TO LICENSED SUBJECT MATTER, NOR DOES BOARD, UTMDACC OR A&M MAKE ANY REPRESENTATION THAT THE INVENTIONS CONTAINED IN PATENT RIGHTS DO NOT INFRINGE ANY OTHER PATENTS NOW HELD OR THAT WILL BE HELD BY OTHERS OR BY BOARD OR A&M.

15.5
LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in any way by BOARD, SYSTEM, UTMDACC, A&M or employees thereof to enter into this AGREEMENT, and further warrants and represents that (a) LICENSEE has conducted sufficient due diligence with respect to all items and issues pertaining to this AGREEMENT; and (b) LICENSEE has adequate knowledge and expertise, or has used knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein.

XVI. GENERAL
16.1
This AGREEMENT constitutes the entire and only agreement between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof will be made except by a written document signed by both parties.

16.2	Any notice required by this AGREEMENT must be given by prepaid, first class, certified mail, return receipt requested, or other overnight delivery service and addressed in the case of UTMDACC to:
The University of Texas M. D. Anderson Cancer Center
Office of Technology Commercialization
7515 S. Main, Suite 490, Unit 0510
Houston, Texas 77030
ATTENTION: William J. Doty

or in the case of A&M to:

Executive Director
Technology Licensing Office
The Texas A&M University System
3369 TAMU
College Station, Texas 77843-3369

or in the case of LICENSEE to:

Ziopharm, Inc.
787 Seventh Avenue, 48th floor
New York, NY 10019
ATTENTION: President

or other addresses as may be given from time to time under the terms of this notice provision.

16.3	LICENSEE must comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.
16.4	This AGREEMENT will be construed and enforced in accordance with the laws of the United States of America and of the State of Texas, without regard to its conflict of law provisions.
16.5
Any dispute or controversy arising out of or relating to this AGREEMENT, its construction or its actual or alleged breach will be decided by mediation. If the mediation does not result in a resolution of such dispute or controversy, it will be finally decided by an appropriate method of alternate dispute resolution, including without limitation, arbitration, conducted in the city of Houston, Harris County, Texas, in accordance with the applicable, then current, procedures of the American Arbitration Association. The arbitration panel will include members knowledgeable in the evaluation of the LICENSED SUBJECT MATTER. Judgment upon the award rendered may be entered in the highest court or forum having jurisdiction, state or federal. The provisions of this Section 16.5 will not apply to decisions on the validity of patent claims or to any dispute or controversy as to which any treaty or law prohibits such arbitration. The decision of the arbitration must be sanctioned by a court of law having jurisdiction to be binding upon and enforceable by the parties.

16.6	Failure of BOARD, UTMDACC or A&M to enforce a right under this AGREEMENT will not act as a waiver of right or the ability to later assert that right relative to the particular situation involved.
16.7
LICENSEE represents and warrants to LICENSORS that it is authorized to issue 20,000,000 shares of COMMON STOCK, of which 5,000,000 are issued and outstanding as of the EFFECTIVE DATE, and 5,000,000 shares of PREFERRED STOCK, none of which are currently issued and outstanding. In addition, LICENSEE has issued options to purchase 863,875 shares of Common Stock, which options vest, if at all, upon the occurrence of milestone and other events.

16.8	Headings included herein are for convenience only and will not be used to construe this AGREEMENT.
16.9	If any part of this AGREEMENT is for any reason found to be unenforceable, all other parts nevertheless will remain enforceable.
16.10	This AGREEMENT will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.
16.11
Each party hereto shall be excused from any breach of this AGREEMENT which is proximately caused by governmental regulation, act of war, strike, act of God or other similar circumstance normally deemed outside the control of the parties.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

	BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM		ZIOPHARM, INC.

By	/s/ John Mendelsohn, M.D.	By	/s/ Jonathan Lewis
	John Mendelsohn, M.D. President The University of Texas M. D. Anderson Cancer Center		Name: Jonathan Lewis, M.D. Title: Chief Executive Officer
Date: 8/17/04		Date: 8/16/04

	THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER		THE TEXAS A&M UNIVERSITY SYSTEM

By	/s/ Leon Leach	By	/s/
	Leon Leach Executive Vice President The University of Texas M. D. Anderson Cancer Center		Name: Title: Vice Chancellor
Date: 8/17/04		Date: 8/16/04

Approved as to Content:

By	/s/ William J. Doty
William J. Doty Managing Director, Technology Commercialization M. D. Anderson Cancer Center
Date: 8/24/04

EXHIBIT I

MDA01-063 “New Organic Arsenic Derivatives as a Treatment for Cancer,” Srdan Verstovsek, M.D., Ph.D., Ralph A. Zingaro Ph.D., Emil J. Freireich, M.D., Hatice Duzkale, M.D., Hagop M. Kantarjian, M.D.

MDA04-076 “Arsenic-Lipid Derivatives as a Treatment for Cancer,” Srdan Verstovsek, M.D., Ph.D., Ralph A. Zingaro Ph.D., Hagop M. Kantarjian, M.D., M. Gao

EXHIBIT II

IMPROVEMENTS AND NEW INVENTIONS FROM
SPONSORED RESEARCH

EXHIBIT III

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of August 24, 2004, by and between the undersigned (the "Purchaser") Ziopharm, Inc., a Delaware Corporation having a business address at 787 Seventh Avenue, New York, NY 10019 (the “Corporation”).

R E C I T A L S

WHEREAS, the Corporation and the Purchaser have entered into a License Agreement of even date herewith (the “License Agreement”);

WHEREAS, as partial consideration for the License Agreement, the Corporation has agreed to issue to the Purchaser the number of shares of common stock, par value $.001 per share, of the Corporation (which class of shares is referred to herein as "Common Stock") set forth on the signature page hereof;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises herein contained, the parties hereby agree as follows:

1.    Issuance and Acquisition of Stock.

(a)    In consideration of the license granted by the Purchaser under the License Agreement and for no other remuneration, immediately after the execution of this Agreement by the parties, the Corporation shall transfer to the Purchaser, and the Purchaser shall acquire from the Corporation, the number of shares of Common Stock listed beside the Purchaser's name on the signature page hereto (the "Stock").

(b)    Within 10 days of the execution of this Agreement, the Corporation shall deliver to the Purchaser a certificate or certificates evidencing the Stock, registered in the name of the Purchaser.

2.    Violation Of Transfer Provisions. The Corporation shall not be required to transfer on its books any shares of Stock which shall have been sold, transferred, assigned or pledged in violation of any of the provisions of this Agreement or to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so sold, transferred, assigned or pledged.

3.    Rights as Stockholder. During the term of this Agreement, except as otherwise provided herein, the Purchaser shall exercise all rights and privileges of a stockholder of the Corporation with respect to the Stock. Corporation will provide Purchaser with all reports and notices it is obligated in the future to provide generally to holders of its Common Stock or any of its preferred stock.

4.    Representations and Warranties by the Corporation.

The Corporation represents, warrants and covenants with the Purchaser as follows:

(a)    The Corporation has all necessary power and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been validly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms. The execution and delivery of this Agreement by the Corporation do not and the performance of its obligations under this Agreement will not conflict with or result in any breach or constitute a default under any contracts to which the Corporation is a party or by which the Corporation or any property or asset of the Corporation is bound or affected.

(b)    The Corporation has good title to the Stock and owns the Stock free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, “Liens”) other than restrictions on transfer imposed under the Securities Act of 1933, as amended (the “Securities Act”). Upon delivery thereof to the Purchaser, the Purchaser shall acquire good title to the Stock, free and clear of any liens other than the restrictions set forth in this Agreement and under the Securities Act. The Stock is validly issued, fully paid and non-assessable. The Corporation is transferring the Stock to the Purchaser hereunder pursuant to a valid exemption from registration under the Securities Act.

(c)    The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted. The Corporation is duly qualified, is authorized to transact business, and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Corporation or its business and properties. Immediately prior to the issuance of the Stock as contemplated by this Agreement, the authorized capital stock of the Corporation will consist of: (i) 20,000,000 shares of Common Stock, par value $0.001 per share, of which 5,000,000 shares are issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share, none of which are issued and outstanding. No other shares of capital stock are outstanding. Company has issued options to purchase 863,875 shares of Common Stock, which options vest, if at all, upon the occurrence of milestone and other events. All issued and outstanding shares of the Company's Common Stock have been duly and validly authorized and issued, and are fully paid and are nonassessable.

5.    Representations and Warranties by the Purchaser.

The Purchaser represents, warrants and covenants with the Corporation as follows:

(a)    The Purchaser has all necessary power and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The execution and delivery of this Agreement by the Purchaser do not and the performance of its obligations under this Agreement will not conflict with or result in any breach or constitute a default under any contracts to which the Purchaser is a party or by which the Purchaser or any property or asset of the Purchaser is bound or affected.

(b)    The Stock will be acquired by the Purchaser for his own account with the Purchaser's own funds for investment purposes and for the Purchaser's own account, not as a nominee or agent for any other person, firm or corporation, and not with a view to the sale or distribution of all or any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing, any or all of the Stock. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person, firm or corporation to sell, transfer or grant any participation to any person, firm or corporation with respect to any or all of the Stock.

(c)    The Purchaser understands that the Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the Stock is being issued and sold to the Purchaser based upon an exemption from registration predicated in part on the accuracy and completeness of the Purchaser's representations and warranties appearing herein.

(d)    The Purchaser agrees that in no event will the Purchaser sell, transfer, assign or pledge all or any part of the Stock or any interest therein, unless and until (i) the Purchaser shall have furnished the Corporation with an opinion of counsel satisfactory in form and content to the Corporation to the effect that (A) such disposition will not require registration of the Stock under the Securities Act or compliance with applicable state securities laws, or (B) appropriate action necessary for compliance with the Securities Act and applicable state securities laws has been taken; (ii) the Corporation shall have waived, expressly and in writing, its right under clause (i) of this subsection; and (iii) the proposed transferee of the Stock shall have provided the Corporation with a written agreement or undertaking by which such transferee agrees to be bound by all terms, conditions and limitations of this Agreement applicable to such transferee's transferor as if such transferee were a party hereto. The requirement of subparagraph (iii) shall not apply to any transfer (A) pursuant to an offering registered under the Securities Act, (B) pursuant to Rule 144 under the Securities Act or (C) effected in a market transaction otherwise exempt from registration under the Securities Act. Subject to applicable law, in the event of the Purchaser’s death, the Corporation will cooperate with the executor of the Purchaser’s estate to transfer the Stock to the appropriate parties. Subject to the terms of this Agreement and applicable laws, rules and regulations, the Corporation hereby acknowledges and agrees that Purchaser may transfer any of the stock to its employees and former employees pursuant to its current and future policies and practices regarding transfer of equity received in consideration of a license.

(e)    The Purchaser is able to fend for himself in connection with the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters (including investments in development stage biotechnology companies) as to be capable of evaluating the merits and risks of its investment in the Corporation, has the ability to bear the economic risks of its investment for an indefinite period of time and can afford a complete loss of its investment and has had the opportunity prior to the Purchaser's purchase of the Stock to ask questions of and receive answers from representatives of the Corporation concerning the finances, operations and business of the Corporation. The Purchaser acknowledges and agrees that (i) except for the Corporation’s representations and covenants herein and in the License Agreement, it is not relying upon any statement, promise or assurance of the Corporation or any investor in the Corporation (or any representative of the Corporation or any such investor) in arriving at the Purchaser's decision to purchase the Stock, and has not otherwise been induced to purchase the Stock by the Corporation or any such investor (or any representative of the Corporation or any such investor); and that (ii) it has decided to purchase the Stock based upon the Purchaser's own analysis of the merits and risks of investing in the Corporation without the intervention or assistance of any other person, firm or corporation.

(f)    The Purchaser understands and acknowledges that the Purchaser will not be permitted to sell, transfer, assign or pledge the Stock until it is registered under the Securities Act or an exemption from the registration and prospectus delivery requirements of the Securities Act is available to the Purchaser, and that there is no assurance that such an exemption from registration will ever be available or that the Purchaser will ever be able to sell any of the Stock.

(g)    All certificates representing the Stock and, until such time as the Stock is sold in an offering which is registered under the Securities Act or the Corporation shall have received an opinion of counsel satisfactory in form and content to the Corporation that such registration is not required in connection with a resale (or subsequent resale) of the Stock, all certificates issued in transfer thereof or substitution therefor, shall, where applicable, have endorsed thereon the following (or substantially equivalent) legends:

(i)    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO ZIOPHARM, INC. THAT SUCH REGISTRATION IS NOT REQUIRED. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

(ii)    Any legend required to be placed thereon by any applicable state securities law.

(h)    The Corporation shall not be obligated to transfer any of the Stock if counsel for the Corporation determines that any applicable registration requirement under the Securities Act or any other applicable requirement of federal or state law has not been met.

6.    General Provisions.

(a)    No Assignments. The Purchaser shall not transfer, assign or encumber any of its rights, privileges, duties or obligations under this Agreement without the prior written consent of the Corporation, and any attempt to so transfer, assign or encumber shall be void.

(b)    Notices. All notices and other communications which are required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be sufficiently given (i) if personally delivered, (ii) if sent by telex or facsimile, provided that "answer-back" confirmation is received by the sender or (iii) upon receipt, if sent by registered or certified mail, postage paid return receipt requested in any case addressed as follows:

(i)    If to the Corporation:

Ziopharm, Inc.
787 Seventh Avenue, 48th Floor
New York, NY 10019
Attn: President

(ii)    If to the Purchaser, to the address set forth on the signature page of this Agreement.

The address of a party, for the purposes of this Section 7(b)(ii), may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder.

(c)    Standoff Agreement. The Purchaser agrees that, in connection with each underwritten public offering registered under the Securities Act of shares of Common Stock or other equity securities of the Corporation by or on behalf of the Corporation, the Purchaser shall not sell or transfer, or offer to sell or transfer, any shares of Common Stock or other equity securities of the Corporation for such period of time as all of the officers, directors and significant stock holders are also similarly bound.

(d)    Choice of Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws (without giving effect to the conflicts of law principles) of the State of New York.

(e)    Severability. The parties hereto agree that the terms and provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which, in its economic effect, shall be as close as possible to the unenforceable or invalid term or provision.

(f)    Successors. All references in this Agreement to the Corporation shall include any and all successors in interest to the Corporation, whether by merger, consolidation, sale of all or substantially all assets or otherwise, and this Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the terms herein set forth, shall be binding upon the Purchaser, its successors and permitted assigns.

(g)    Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

(h)    Modification, Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Corporation unless the same shall be in a written instrument signed by an officer of the Corporation on its behalf and such instrument is approved by its Board of Directors. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

(i)    Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(j)    Integration. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

(k)    Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(l)    Gender and Number. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. Additionally, unless the context requires otherwise, "or" is not exclusive.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed by their respective officers, partners or other representatives, thereunto duly authorized, all as of the day and year first above written.

ZIOPHARM, INC.

By:	/s/
Name: Jonathan Lewis, M.D.
Title: Chief Executive Officer

PURCHASER:

By:
Name:
Address:

EIN/SS#:

NUMBER OF SHARES OF
COMMON STOCK PURCHASED:   ______

EXHIBIT IV
PREVIOUS AGREEMENTS

•	SPORE Grant for work by Dr. Verstovsek: Leukemia SPORE Development Program:

Development of Organic Arsenic Derivatives as New Therapy for Leukemia.

•	Career Development Award to Dr. Verstovsek from UTMDACC for work with arsenicals

EXHIBIT V

THE SECURITIES REPRESENTED BY THIS OPTION ARE NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF ZIOPHARM, INC. (THE "COMPANY") AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

ZIOPHARM, INC.

Option for the Purchase of Shares of
Common Stock
No. MDACC-1	50,000 Shares

FOR VALUE RECEIVED, ZIOPHARM, INC., a Delaware corporation (the "Company"), hereby certifies that [_____________________] or its registered assigns (the "Holder") is entitled to purchase from the Company, subject to the provisions of this Option, at any time following the Vesting Date (as defined below) and prior to 5:00 P.M. Eastern Standard Time on the date that is five years from the Vesting Date (the "Termination Date"), Fifty Thousand (50,000) fully paid and non-assessable shares of the Common Stock, $.001 par value, of the Company ("Common Stock") at an initial per share exercise price equal to $0.001(the "Per Share Exercise Price"), or an aggregate exercise price of $500.00(the "Aggregate Exercise Price"). The shares of Common Stock deliverable upon such exercise are sometimes referred to in this Option as the "Option Shares."

1)    Exercise of Option.

(a)    Following the Vesting Date and prior to the Termination Date, this Option may be exercised in whole or in part, from time to time, by the Holder by presentation and surrender of this Option (with the subscription form attached to this Option duly executed) at the address set forth in Section 8 of this Option, together with payment, by certified or official bank check or wire transfer payable to the order of the Company, of the Aggregate Exercise Price or the proportionate part of such Aggregate Exercise Price if exercised in part.

(b)    If this Option is exercised only in part, the Company shall, upon presentation of this Option upon such exercise, execute and deliver (with the certificate for the Option Shares purchased) a new Option evidencing the rights of the Holder of this Option to purchase the balance of the Option Shares purchasable under this Option upon the same terms and conditions as set forth in this Option. Upon proper exercise of this Option, the Company promptly shall deliver certificates for the Option Shares to the Holder duly legended as authorized by the subscription form. No fractional shares shall be issued upon exercise of this Option. Any fractional number of shares called for upon exercise of this Option shall be rounded down to the nearest whole share.

2)    Vesting of Option. The Option shall vest and become exercisable for a percentage of the Option Shares as follows: (A) fifty percent (50%) upon completion of the dosing of the last patient for both the blood and solid tumor PHASE 1 trials for the first LICENSED PRODUCT; (B) [***] percent ([***]%) upon enrollment of the first patient in a multi-center PIVOTAL STUDY for a LICENSED PRODUCT; and (C) [***] percent ([***]%) upon the filing of an IND on any LICENSED PRODUCT that is covered by the PATENT RIGHTS entitled “Arsenic-Lipid Derivatives as a Treatment for Cancer” (MDA04-076). The date any percentage begins exercisable shall be deemed the “Vesting Date” with respect to such percentage. The Option shall remain exercisable for five years from the respective Vesting Dates for each given percentage of Option Shares and shall thereafter become void. Each fully capitalized term in this Section 2 shall have the meaning assigned to it in the Patent and Technology License Agreement of even date herewith among the Board of Regents of the University of Texas System, The University of Texas M. D. Anderson Cancer Center, The Texas A&M University System and the Company

3)    Adjustment.

(a)    In case the Company shall (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock or any other capital stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) reclassify its Common Stock or effect a capital reorganization of the Company, or in case of the consolidation of the Company with or the merger of the Company with or into any other company or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other company, then the number and type of unexercised Option Shares subject to this Option shall be proportionately adjusted so that the Holder shall be entitled to receive the aggregate number and type of shares or other property that, if the unexercised Option Shares had been exercised in full immediately prior to such time, the Holder would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination, reclassification or recapitalization. Whenever the number of shares issuable upon exercise of this Option is adjusted pursuant to this Section 3(a), the Per Share Exercise Price shall simultaneously be adjusted by multiplying the number of unexercised Option Shares issuable upon exercise of this Option by the Per Share Exercise Price in effect on the date thereof and dividing the product so obtained by the number of Option Shares issuable upon exercise of the Option immediately following the adjustments made in 3(a) above. Such adjustment shall be made successively whenever any event listed in this paragraph 3(a) shall occur. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)    If, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company upon surrender of this Option , the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder promptly after such adjustment) shall determine the allocation of the adjusted Per Share Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

(c)    When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Option, the Company shall promptly notify the Holder of such event and of the number of shares of securities or property thereafter purchasable upon exercise of the Option. Whenever the Company intends to declare a dividend or other distribution on its Common Stock, it shall provide Company notice at least thirty (30) days prior to the record date for such dividend or distribution.

4)    Reservation of Option Shares; Fully Paid Shares; Taxes. The Company hereby undertakes until expiration of this Option to reserve for issuance or delivery upon exercise of this Option, such number of shares of the Common Stock as shall be required for issuance and/or delivery upon exercise of this Option in full, and agrees that all Option Shares so issued and/or delivered will be validly issued, fully-paid and non-assessable, and further agrees to pay all taxes and charges that may be imposed upon such issuance and/or delivery.

5)    Limited Transferability. This Option may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the applicable state securities or "blue sky" laws, and is so transferable only upon the books of the Company which the Company shall cause to be maintained for such purpose. The Company may treat the registered holder of this Option as such holder appears on the Company's books at any time as the holder for all purposes. All Options issued upon the transfer or assignment of this Option will be dated the same date as this Option, and all rights of the holder of such Option shall be identical to those of the Holder and upon such transfer or assignment, the Holder shall have no further rights under this Option.

6)    Loss, etc., of Option. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and of indemnity satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver to the Holder a new Option of like date, tenor and denomination.

7)    Status of Holder. This Option does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise of this Option. If this Option is exercised only in part, the Holder shall have no such rights or liabilities with respect to any unexercised portion of this Option.

8)    Notices. No notice or other communication under this Option shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

If to the Holder:

If to the Company:   Ziopharm, Inc.
787 Seventh Avenue, 48th Floor
New York, NY 10019
Attn: Secretary

9)    Investment Intent.

(a)    The Holder represents by accepting this Option that it understands that this Option and any securities obtainable upon exercise of this Option have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder is an "accredited investor" within the meaning of Regulation D under the Act. In the absence of an effective registration of such securities or an exemption from such registration any certificates for such securities shall bear the legend set forth on the first page of this Option. The Holder understands that it must bear the economic risk of its investment in this Option and any securities obtainable upon exercise of this Option for an indefinite period of time, as this Option and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless as exemption from such registration is available.

(b)    The Holder, by its acceptance of this Option, represents to the Company that it is acquiring this Option and will acquire any securities obtainable upon exercise of this Option for its own account for investment and not with a view to, or for sale in connection with, any distribution of such securities in violation of the Act. The Holder agrees that this Option and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

10)    Headings. The headings of this Option have been inserted as a matter of convenience and shall not affect the construction of this Option.

11)    Applicable Law. This Option shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The parties agree to settle any disputes through binding arbitration in the city, county and State of New York.

The Company has caused this Option to be signed by its President and attested by its Secretary on ____________, 2004.

ZIOPHARM INC.

Date:	By:	/s/
Name: Jonathan Lewis, M.D.
Title: Chief Executive Officer

ATTEST:

David M. Tanen Secretary

SUBSCRIPTION

The undersigned, ___________________, pursuant to the provisions of the foregoing Option, hereby elects to exercise the foregoing Option to the extent of purchasing ____________________ shares of Common Stock under such Option and hereby makes payment of $___________ by certified or official bank check in payment of the exercise price for such Option .

The undersigned hereby represents and warrants to the Company that the undersigned is acquiring the shares of the Company's Common Stock pursuant to exercise of the foregoing Option for investment purposes only. The undersigned hereby further acknowledges that the undersigned understands that such shares (a) have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being issued to the undersigned by the Company in reliance upon the foregoing representation and warranty and (b) may not be resold except in accordance with the requirements of the Act, including Rule 144 under the Act, if applicable. The undersigned further consents to the placing of a legend on the certificates for the shares being purchased to the foregoing effect.

Date:	_______________	Signature:	____________________

		Address:	______________________

ASSIGNMENT

FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Option and all rights evidenced by such Option, and does irrevocably constitute and appoint _____________________, attorney, to transfer such Option on the books of ____________________.

Date:	_______________	Signature:	____________________

		Address:	______________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock of ZIOPHARM, INC. covered by the foregoing Option, and a proportionate part of such Option and the rights evidenced by such Option, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of such Option on the books of ZIOPHARM, INC.

Date:	_______________	Signature:	____________________

		Address:	______________________